EXHIBIT 99.1

Kaufman Brothers
Investor Conference
September 2006

Safe Harbor

During today's presentation we will be making both historical and forward-looking statements in order to help you better
understand our business. These forward looking statements
include references to our plans, intentions, expectations,
beliefs, strategies and objectives. Any forward-looking
statements speak only as of today's date. In addition, these forward-looking statements are subject to risks and
uncertainties that could cause actual results to differ
materially from those stated or implied by the forward-looking statements. The risks and uncertainties associated with our
business are highlighted in our filings with the SEC.

We undertake no obligation to publicly update or revise any
forward-looking statements that we may make in today's
presentation

Company Overview
Converged Communications Solutions

Target.com

Multi-Product, Multi-Carrier, Multi-Services Strategy

Selection of product and brand focused service combinations;
will allow TES to:

Control more retail shelf space

Offer every demographic segment of consumers a phone and
service plan that will meet their calling needs

TES plans to address the mobile user in a Muni-Wi-Fi
environment

Voice over Wi-Fi offering that will allow them to use the same phone at home and on the road

A ‘Fixed Mobile Convergence’ offering

Allow consumers anywhere in America to use a single device and a single phone number anywhere they have Wi-Fi or GSM coverage

Seamless and uninterrupted movement between networks

Converged Offerings
Phones with Bundled Service

Company builds revenues from
hardware sales and shares in
service revenues.

Services today include Pay N’ Talk
prepaid long distance over
traditional phone lines and Internet
(VoIP) fixed phone line replacement
services using ATS’s Digital Clear
Phones

Hardware gross margins are
approximately 40% and service
gross margins can exceed 80%.

Broadband
Modem

Money Saving
Green LDS
Button

American TELECOM

Three Easy Steps to Lower Your Long Distance Bill
1
2
3
Press the Green LDS Button
Dial as Usual
Talk and Save Money

American

	SBC	verizon	IDT
Monthly Fee	0.00	0.00	0.00
National Per minute Peak	0.35	0.10	0.039
National Per minute off-Peak	0.25	0.10	0.039
Monthly Cost @ 300 minutes (pre-tax)	90.00	30.00	11.70
USF+ Fees (approximate)	12.42	6.30	0.00
Total Cost	102.42	36.30	11.70
Difference from ATS	90.72	24.60	
Savings as %	88.58%	67.77%	

Q3, 2006

How Pay N’ Talk Works
3.9 Cents/Min for Domestic Calls
Free Sample Minutes Bundled With Every Phone

Taxes included, no contracts,
no activation, monthly or
minimum call time fees

Save up to 60% or up to $300.00 per year

$11.70/month versus up to $36.00/month

Rate comparison is approximate as of June 2006.

Select Pay N’ Talk Cordless Multi Handset Phones

DECT 6.0
Multi Handset
Big Button Phone
Coming Soon

DECT 6.0
Multi Handset
Currently in Staples

2. GHz
Multi handset
Currently in CVS

DECT 6.0
Multi handset
Telephone Answering Device
Currently in Staples

Wireless extensions
Internet
Modem
Master handset

Q3, 2006

ATS Digital Clear VOIP vs. Competition

Broadband
Modem

Competing
Phone Adapter/Router

3rd Party
Traditional Phone

Broadband
Modem

3rd Party
Router

3rd Party
Traditional Phone

Competing
ATA

Competition

Digital Clear is Simple

American TELECOM

ATS Internet Phone Center
Save up to $500 a year on your phone service
Multi-Handset Digital Internet Phone System

Q3, 2006

Select Cordless Multi Handset Internet Phones with
Patent Pending Digital Clear Platform

DECT 6.0
Expandable up to

5 handsets/locations
Built in router and
IP Platform
Coming this Fall

DECT 6.0
Expandable up to
4 handsets/locations
Built in router and
IP Platform
Coming this Fall

2.4 GHz
Expandable up to
4 handsets/locations
Built in router and
IP Platform
Already In wide release

digitalclear VOICE

American TELECOM

	Comcast	Vonage	American / SunRocket
Monthly Cost (pre-tax)	39.95	24.95	16.58
USF+ Taxes + Fees (approximate)	4.53	2.25	0.00
Total Monthly Cost	44.48	27.20	16.58
Total Annual Cost	533.81	326.40	199.00
Difference from ATS	-334.81	-127.40	
Savings as %	62.72%	39.03%	

Per Minute Rates

City	SunRocket	Verizon Basic	Verizon Discount*	SBC Basic (Peak)	SBC Discount**
London, United Kingdom	$0.03	$2.27	$0.08	$2.74	$0.07
Mexico City, Mexico	$0.03	$2.30	$0.10	$3.06	$0.19
Moscow, Russia	$0.03	$5.25	$0.15	$5.51	$0.23
Paris, France	$0.03	$2.70	$0.10	$3.37	$0.12
Sao Paulo, Brazil	$0.03	$3.82	$0.14	$4.61	$0.23
Seoul, Korea	$0.03	$3.74	$0.08	$4.55	$0.12
Shanghai, China	$0.03	$5.23	$0.10	$6.01	$0.17
Tel Aviv, Israel	$0.03	$4.02	$0.08	$4.94	$0.12
Tokyo, Japan	$0.03	$3.02	$0.10	$3.65	$0.10
Toronto, Canada	$0.00	$0.82	$0.05	$1.23	$0.06

Q3, 2006

SunRocket Service Offering

Signature Service for $199/year

or $16.60/month

Light User Service for $9.95/month

Savings of up to 60%

Up to $500 savings per year

No contracts

All taxes and fees included

No activation or cancellation fees

E911 and number portability

Rate comparison is approximate as of August 2006.

Cellular Mobile
VoIP over Home Wi-Fi
VoIP over Hotspots & Citywide Wi-Fi
One Phone Automaticaily...
switches from network-to-network
for the lowest calling rate.

- 
- 
-

Q3, 2006

User will auto-authenticate and roam seamlessly from network to network while in ready mode and during calls

Incredible cost savings for consumer as they converge their various phone services onto a single platform

The best network is used for any given call, taking into consideration signal strength and cost

Pipeline: Fixed Line Mobile Convergence
VoIP + WI-FI + Cellular (GSM)

Product and service may be different than as presented as the technology is still evolving

Marketing and Distribution

The company’s products have had
steady distribution growth:

March 2,400 stores

June 9,000 stores

August 12,000 stores

Projected fiscal year end 15,000

The retailer makes profit on the
hardware and shares in the
recurring service revenue stream.

Marketing programs will include
DRTV, Internet visibility and national
retail inserts to an approximately  90
million households each month.

30 Minute
Internet Phone
Commercial

2 minute
Pay N’ Talk
commercial

Target.com

Market Size Metrics

Approximately 70 million home phones sold in the U.S. each year for more than $4.5 billion

Forecast of 32.6 million VoIP subscribers over the next 3 years and broadband penetration of 65%

Average household spends more than $79 per month ($948/year)
on fixed-line telephone services

More than 110 million residential telephone lines in the U.S. today

Approximately 200 million cellular phones currently

Statistics from Gobi International, CTIA, U.S. Department of Labor and Statistics, FCC and company analysis.